UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On August 17, 2018, Rocky Mountain Chocolate Factory, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the DoubleTree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. At the close of business on June 22, 2018, the record date for the Annual Meeting, there were a total of 5,914,668 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 5,488,728 shares, or 92.8% of the outstanding shares of Common Stock entitled to vote, were represented by proxy or in person and, therefore, a quorum was present at the Annual Meeting. All of the proposals were approved, and all of the director nominees were elected, by the vote of the shareholders at the Annual Meeting. The results of the matters submitted to a vote of the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of directors.

	Votes For	Votes Withheld	Broker Non-Votes
Franklin E. Crail	2,820,398	577,134	2,091,196
Lee N. Mortenson	2,281,030	1,116,502	2,091,196
Bryan J. Merryman	2,748,477	649,055	2,091,196
Brett P. Seabert	2,784,380	613,152	2,091,196
Clyde Wm. Engle	2,296,531	1,101,001	2,091,196
Scott G. Capdevielle	2,816,773	580,759	2,091,196

Proposal 2 — Ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2019.

Votes For	Votes Against	Abstentions	Uncast
5,434,295	43,149	11,284	0

Proposal 3 — Advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
3,085,121	140,053	172,358	2,091,196	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 20, 2018	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer, Chief Financial Officer, Treasurer and Director

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